Exhibit 23
 Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-131625) pertaining to the Jennie-O Turkey Store Retirement Savings Plan of Jennie-O Turkey Store, Inc., a wholly owned subsidiary of Hormel Foods Corporation, of our report dated April 18, 2019, with respect to the financial statements and schedule of the Jennie-O Turkey Store Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended October 28, 2018.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 18, 2019